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Exhibit 10.5

GLOBAL GEOPHYSICAL SERVICES, INC. d/b/a GGS Seismic, Inc., as Grantor
(Borrower)

to

DALE H. ANDREAS, as Trustee

and

AMEGY MORTGAGE COMPANY, L.L.C. d/b/a iCap Realty Advisors of Texas, as Beneficiary
(Lender)

DEED OF TRUST
AND SECURITY AGREEMENT

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER.

Dated:	March , 2006
Location:	17.989 Acres at South Gessner and Pike Road Missouri City, Texas

PREPARED BY:	UPON RECORDATION RETURN TO:
Opper & Gambrell, P.L.L.C. 8582 Katy Freeway, Ste 200 Houston, Texas 77024	AMEGY MORTGAGE COMPANY, L.L.C. d/b/a iCap Realty Advisors of Texas 4576 Research Forest Drive The Woodlands, Texas 77381
	Attention:	Meb Kaylor
	File No.:	99-10-70890
	Title No.:	2630000557

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        THIS DEED OF TRUST AND SECURITY AGREEMENT (the "Security Instrument") is made as of March     , 2006, by GLOBAL GEOPHYSICAL SERVICES, INC., a Delaware corporation, qualified to do business in the State of Texas as "d/b/a GGS Seismic, Inc." having its principal place of business at 3535 Briar Park, Suite 200, Houston, Texas 77042, as grantor ("Borrower") to DALE H. ANDREAS, having an address at 4576 Research Forest Drive, The Woodlands, Texas, as trustee ("Trustee") for the benefit of AMEGY MORTGAGE COMPANY, L.L.C. d/b/a iCap Realty Advisors of Texas, a Texas limited liability company, having an address at 4576 Research Forest Drive, The Woodlands, Texas 77381, as beneficiary ("Lender").

RECITALS:

        Borrower by its promissory note of even date herewith given to Lender is indebted to Lender in the principal sum of $1,245,000.00 in lawful money of the United States of America (the "Note"), with interest from the date thereof at the rates set forth in the Note, principal and interest to be payable in accordance with the terms and conditions provided in the Note.

        Borrower desires to secure the payment of the Debt and the performance of all of its obligations under the Note and the Obligations.

Article 1—Grants of Security

        Section 1.1    Property Mortgaged.    Borrower does hereby irrevocably mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey to Trustee, its successors and assigns, for the benefit of Lender, and grant a security interest to Lender and Trustee in, the following property, rights, interests and estates now owned, or hereafter acquired by Borrower (collectively, the "Property"):

          (a)    Land.    The real property described in Exhibit A attached hereto and made a part hereof (the "Land");

          (b)    Additional Land.    All additional lands, estates and development rights hereafter acquired by Borrower for use in connection with the Land and the development of the Land that may, from time to time, by supplemental mortgage or otherwise be expressly made subject to the lien of this Security Instrument;

          (c)    Improvements.    The buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (the "Improvements");

          (d)    Easements.    All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Borrower of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto;

          (e)    Fixtures and Personal Property.    All machinery, equipment, fixtures (including, but not limited to, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures) usable in connection with the present or future operation and occupancy of the Land and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, or usable in connection with the present or future operation and occupancy of the Land and the Improvements (collectively, the "Personal

  Property"), including the right, title and interest of Borrower in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Property is located (the "Uniform Commercial Code"), superior in lien to the lien of this Security Instrument, and all proceeds and products of all of the above;

          (f)    Leases and Rents.    All leases, subleases and other agreements affecting the use, enjoyment or occupancy of the Land and/or the Improvements heretofore or hereafter entered into (and all extensions, amendments and modifications thereto), whether before or after the filing by or against Borrower of any petition for relief under Creditors Rights Laws (the "Leases") and all right, title and interest of Borrower, its successors and assigns therein and thereunder, including, without limitation, all guarantees, letters of credit and any other credit support given by any guarantor, cash or securities deposited under the Lease to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, revenues, issues and profits (including all oil and gas or other mineral royalties and bonuses) from the Land and the Improvements whether paid or accruing before or after the filing by or against Borrower of any petition for relief under the Creditors Rights Laws (the "Rents") and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

          (g)    Insurance Proceeds.    All proceeds of and any unearned premiums on any insurance policies covering the Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property;

          (h)    Condemnation Awards.    All awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain (including, but not limited to any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property;

          (i)    Tax Certiorari.    All refunds, rebates or credits in connection with a reduction in real estate taxes and assessments charged against the Property as a result of tax certiorari or any applications or proceedings for reduction;

          (j)    Conversion.    All proceeds of the conversion, voluntary or involuntary, of any of the foregoing including, without limitation, proceeds of insurance and condemnation awards, into cash or liquidation claims;

          (k)    Actions or Proceedings.    The right, in the name and on behalf of Borrower, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Lender in the Property;

          (l)    Other Agreements.    All agreements, contracts (including, without limitation, any and all interest rate cap agreements, swaps or other interest hedging agreements), certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any Improvements and all right, title and interest of Borrower therein and thereunder, including, without limitation, the right, upon the occurrence and during the continuance of an Event of Default, to receive and collect any sums payable to Borrower thereunder;

          (m)    Intangibles.    All accounts, escrows, chattel paper, deposits, trade names, trademarks, servicemarks, logos, copyrights, goodwill, books and records and all other general intangibles related to or used in connection with the operation of the Land or the Improvements;

          (n)    Causes of Action.    All causes of action and claims against any Person (including without limitation, all causes of action or claims arising in tort, by contract or for fraud or concealment of material fact) for damages or injury to the Property or in connection with any transaction financed in whole or in part by the proceeds of the Loan ("Causes of Action"); and

          (o)    Other Rights.    Any and all other rights of Borrower in and to the Property.

        Section 1.2    Assignment of Leases and Rents.    Borrower hereby absolutely and unconditionally assigns to Lender and Trustee Borrower's right, title and interest in and to all current and future Leases and Rents; it being intended by Borrower that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Nevertheless, subject to the terms of this Section 1.2 and Section 3.6, Lender grants to Borrower a revocable license to collect and receive the Rents. Borrower shall hold the Rents, or a portion thereof, sufficient to discharge all current sums due on the Debt, for use in the payment of such sums.

        Section 1.3    Security Agreement.    This Security Instrument is both a real property mortgage and a "security agreement" within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Borrower in the Property. By executing and delivering this Security Instrument, Borrower hereby grants to Lender and Trustee, as security for the Obligations, a security interest in the Personal Property and other collateral given as security for the Obligations (whether denominated as part of the Property or otherwise) to the extent that under Applicable Laws the same would be governed by the Uniform Commercial Code (collectively, "UCC Collateral") to the full extent that the Personal Property and other UCC Collateral may be subject to the Uniform Commercial Code. Some of the items of the Property are goods that are or will become fixtures. Borrower and Lender intend that, as to those goods, this Security Instrument shall be effective as a financing statement filed as a fixture filing from the date of its filing for record in the real property records of the county in which the Property is situated. Information concerning the security interest created by this Security Instrument may be obtained from Lender, as secured party, at Lender's address stated in the opening paragraph hereof. The mailing address of the Borrower, as debtor, is Borrower's address stated in the opening paragraph hereof.

        Section 1.4    Pledge of Monies Held.    Borrower hereby grants a security interest in and pledges to Lender any and all monies now or hereafter held by Lender, including, without limitation, any sums deposited in the Escrow Fund, Net Proceeds and condemnation awards or payments described in Section 3.4, as additional security for the Obligations until expended or applied as provided in this Security Instrument.

        Section 1.5    Condition to Grant.    TO HAVE AND TO HOLD the above granted and described Property unto Trustee for and on behalf of Lender and to the use and benefit of Lender and Trustee, and the successors and assigns of Lender and Trustee, forever. Borrower shall forever warrant, defend and preserve the title and the validity and priority of the lien of this Security Instrument and shall forever warrant and defend the same to Lender and/or Trustee against the claims of all persons whomsoever;

        IN TRUST, WITH POWER OF SALE, to secure payment to Lender of the Debt at the time and in the manner provided for its payment in the Note and in this Security Instrument.

        PROVIDED, HOWEVER, these presents are upon the express condition that, if Borrower shall pay to Lender the Debt at the time and in the manner provided in the Note and this Security Instrument, shall perform the Obligations as set forth in this Security Instrument and shall comply with each and every covenant and condition set forth herein and in the Note, these presents and the estate hereby granted shall cease, terminate and be void.

Article 2—Debt and Obligations Secured/Payment Covenants

        Section 2.1    Debt.    This Security Instrument and the grants, assignments and transfers made in Article 1 are given for the purpose of securing the payment of the following, in such order of priority as Lender may determine in its sole discretion (the "Debt"):

          (a)   the indebtedness evidenced by the Note in lawful money of the United States of America;

          (b)   interest, default interest, late charges and other sums, as provided in the Loan Documents;

          (c)   the Prepayment Consideration as described in the Note, if any;

          (d)   all other monies agreed or provided to be paid by Borrower in the Loan Documents;

          (e)   all sums advanced pursuant to this Security Instrument to protect and preserve the Property and the lien and the security interest created hereby; and

          (f)    all sums advanced and costs and expenses incurred by Lender in connection with the Debt or any part thereof, any renewal, extension, modification, replacement, restatement or increase of or substitution for the Debt or any part thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of Borrower or Lender.

        Section 2.2    Payment of Debt.    Borrower shall pay the Debt at the time and in the manner provided in the Note and in this Security Instrument. Borrower's obligations for the payment of the Debt and the performance of all other obligations under the Loan Documents shall be referred to collectively as the "Obligations."

        Section 2.3    Incorporation by Reference.    All the covenants, conditions and agreements contained in (a) the Note and (b) all and any of the documents other than the Note or this Security Instrument now or hereafter executed by Borrower and/or others and by or in favor of Lender, which wholly or partially secure or guaranty payment of the Note, or are otherwise executed and delivered in connection with the Loan (collectively such documents together with the Note and Security Instrument, the "Loan Documents") are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein.

Article 3—Property Covenants

        Borrower covenants and agrees that:

        Section 3.1    Insurance.

          (a)   Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Property providing at least the following coverages:

            (i)    Liability Insurance.    Commercial general liability insurance on the so-called "occurrence" form, including bodily injury, death and property damage liability, insurance against any and all claims, including all legal liability to the extent insurable and imposed upon Lender and all court costs and legal fees and expenses, arising out of or connected with the possession, use, leasing, operation, maintenance or condition of the Property in such amounts as are generally available at commercially reasonable premiums and are generally required by institutional lenders for properties comparable to the Property but in any event for a limit per occurrence of at least $1,000,000 and an annual aggregate of at least $2,000,000. This requirement may be satisfied by a layering of Commercial General Liability, Umbrella and Excess Liability Policies, but in no event will the Commercial General Liability policy be written for an amount less than $1,000,000 per occurrence and $2,000,000 aggregate for bodily injury and property damage liability.

            (ii)   Other Insurance.    Such other insurance with respect to the Property or on any replacements or substitutions or additions or increased coverage limits as may from time to time be required by Lender against other insurable hazards or casualties which at the time are commonly insured against in the case of property similarly situated, including, without limitation, sinkhole, mine subsidence, earthquake and environmental insurance, due regard being given to the height and type of buildings, their construction, location, use and occupancy.

          (b)   All insurance provided for in Subsection 3.1(a) shall be for a term of not less than one (1) year and obtained under valid and enforceable policies (the "Policies" or in the singular, the "Policy"), and shall be issued by one or more other domestic primary insurer(s) having a general policy rating of A or better and a financial class of IX or better by A.M. Best Company, Inc. (or if a rating of A.M. Best Company Inc. is no longer available, a similar rating from a similar or successor service). All insurers providing insurance required by this Security Instrument shall be authorized and admitted to issue insurance in the state in which the Property is located. The Policy referred to in Subsection 3.1(a)(i) above shall name Lender as an additional insured and the Policies referred to in Subsection 3.1(a)(ii), if applicable, above shall provide that all proceeds be payable to Lender. All Policies shall contain (i) a provision that such Policies shall not be denied renewal, materially changed (other than to increase the coverage provided), cancelled or terminated, nor shall they expire, without at least thirty (30) days' prior written notice to Lender in each instance; and (ii) include effective waivers by the insurer of all claims for applicable premiums ("Insurance Premiums") against any mortgagee, loss payees, additional insureds and named insureds (other than Borrower). Evidence of insurance with respect to all renewal and replacement Policies shall be delivered to Lender not less than twenty (20) days prior to the expiration date of any of the Policies required to be maintained hereunder which evidence shall bear notations evidencing payment of Insurance Premiums. Originals or evidence of such replacement Policies shall be delivered to Lender promptly after Borrower's receipt thereof but in any case within thirty (30) days after the effective date thereof and not less than fifteen (15) days prior to the termination of the Policies previously delivered to Lender. If Borrower fails to maintain and deliver to Lender the original Policies or evidence of insurance required by this Security Instrument, Lender may procure such insurance at Borrower's sole cost and expense.

          (c)   Borrower shall comply with all insurance requirements and shall not bring or keep or permit to be brought or kept any article upon any of the Property or cause or permit any condition to exist thereon which would be prohibited by an insurance requirement, or would invalidate the insurance coverage required hereunder to be maintained by Borrower on or with respect to any part of the Property pursuant to this Section 3.1 and shall not purchase any additional amounts of insurance that would cause Lender to become a co-insurer within the terms of the Policies.

          (d)   Unless Lender requires Borrower to obtain a separate Policy or Policies under Section 3.1(a), the insurance coverage required may be effected under a blanket Policy or Policies covering the Property; provided that any such blanket Policy shall specify, except in the case of commercial general liability insurance, the premises address of each building, the portion of the total coverage of such Policy that is allocated to the Property, and shall in any case provide the same protection as would a separate policy insuring only the Property and otherwise comply with all other respects with the requirements of this Section 3.1.

          (e)   Subject to Section 3.5, Lender may apply the net proceeds of any Policies carried under this Section 3.1 as a result of damage or destruction to the Property to the reduction or discharge of the Debt whether or not then due and payable. Notwithstanding the foregoing, Lender will allow Borrower to use the net proceeds for restoration if no Event of Default exists and the net proceeds plus funds of Borrower are adequate to fully restore the Property, as reasonably determined by Lender.

          (f)    In the event of a foreclosure of the Security Instrument or other transfer of title to the Property in extinguishment in whole or in part of the Debt, all right, title and interest of Borrower in and to the Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in Lender or the purchaser at such foreclosure or other transferee in the event of such other transfer of title.

        Section 3.2    Payment of Taxes, Etc.    Subject to the provisions of Section 3.5 hereof, Borrower shall pay, when due, all taxes, assessments, water rates, sewer rents or governmental impositions (the "Taxes"), maintenance charges, all other charges and impositions (herein called the "Other Charges") now or hereafter assessed, levied or otherwise charged against the Property, or any part thereof, and shall promptly furnish proof, satisfactory in form and substance to Lender, of such payment. Borrower may protest tax assessments with the appropriate governmental authorities so long as funds have been reserved for payment of Taxes in a manner satisfactory to Lender. In the event of the passage after date of this Security Instrument of any law, ordinance, or regulation, deducting from the Property for the purposes of taxation any lien thereon, or changing in any way the laws now in force for the taxation of mortgages, deeds of trust, or indebtedness secured thereby, or the manner of the operation of any such taxes so as to affect the interest of Lender, then and in such event, Borrower shall bear and pay the full amount of such Taxes, unless the payment thereof by Borrower would be unlawful or if the payment thereof would constitute usury or render the Loan wholly or partially usurious. If Borrower fails to pay any such Taxes and Other Charges, Lender may pay the same, together with all costs and penalties thereon, at Borrower's expense; provided, however, that if for any reason payment by Borrower or by Lender of any such new or additional Taxes would be unlawful or if the payment thereof would constitute usury or render the Loan wholly or partially usurious, Lender, at Lender's option, may declare the unpaid Loan with all accrued interest thereon to be immediately due and payable, or Lender, at Lender's option, may pay the amount or portion of such Taxes which otherwise would render the Loan unlawful or usurious, in which event Borrower shall concurrently therewith pay the remaining lawful and nonusurious portion or balance of said Taxes.

        Section 3.3    Escrow Fund.    At the option of Lender after Borrower has failed to timely pay Insurance Premiums, Taxes or Other Charges, Borrower shall establish with Lender an Escrow Fund sufficient to discharge Borrower's obligations for the payment of Insurance Premiums, Taxes and Other Charges pursuant to Sections 3.1 and 3.2 hereof. Initial deposits of Taxes, Insurance Premiums and Other Charges, plus a two month reserve of each, shall be made by Borrower to Lender on the date hereof to be held by Lender in escrow. Additionally, Borrower shall pay to Lender on the first day of each calendar month (a) one-twelfth of an amount which would be sufficient to pay the Taxes and Other Charges payable, or estimated by Lender to be payable, during the next ensuing twelve (12) months and (b) one-twelfth of an amount which would be sufficient to pay the Insurance Premiums due for the renewal of the coverage afforded by the Policies upon the expiration thereof (the initial deposits together with the amount in (a) and (b) above shall be called the "Escrow Fund"). Borrower agrees to notify Lender immediately of any changes to the amounts, schedules and instructions for payment of any Taxes, Insurance Premiums and Other Charges of which it has or obtains knowledge of and authorizes Lender or its agent to obtain the bills for Taxes directly from the appropriate taxing authority. The Escrow Fund and the payments of interest or principal or both, payable pursuant to the Note, shall be added together and shall be paid as an aggregate sum by Borrower to Lender. Provided there are sufficient amounts in the Escrow Fund and no Event of Default exists, Lender shall be obligated to pay the Taxes, Insurance Premiums and Other Charges as they become due on their respective due dates on behalf of Borrower by applying the Escrow Fund to the payment of such Taxes, Insurance Premiums and Other Charges required to be made by Borrower pursuant to Sections 3.1 and 3.2. If the amount of the Escrow Fund shall exceed the amount due for

Taxes and Insurance Premiums pursuant to Sections 3.1 and 3.2, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Escrow Fund. In allocating such excess, Lender may deal with the Person shown on the records of Lender to be the owner of the Property. If the Escrow Fund is not sufficient to pay the items set forth in (a) and (b) above, Borrower shall promptly pay to Lender, upon demand, an amount which Lender shall reasonably estimate as sufficient to make up the deficiency. The Escrow Fund shall not constitute a trust fund and may be commingled with other monies held by Lender. Unless otherwise required by Applicable Law, no earnings or interest on the Escrow Fund shall be payable to Borrower.

        Section 3.4    Condemnation.    Borrower represents to Lender that to Borrower's knowledge and belief no eminent domain proceedings affecting the Property or any part thereof are pending or threatened. In the event Borrower acquires knowledge or notice that any entity (public or private) having the right of eminent domain (herein called a "Condemning Authority") may or does intend to acquire or has threatened to institute or has instituted condemnation proceedings to acquire the Property, any part thereof or any interest therein, Borrower shall promptly give Lender written notice of full details with regard thereto. Lender shall be notified of and have the right to participate in all negotiations with any Condemning Authority and Borrower shall not grant to any Condemning Authority any right, title or interest in or to the Property or any part thereof (in lieu of eminent domain or condemnation proceedings or otherwise) without the prior written consent of Lender to, and the joinder of Lender with Borrower in, any such grant. Borrower has transferred and assigned, and does hereby transfer and assign unto Lender (i) the full amount of and right to receive and be paid the full amount of all consideration and, or, damages for injury or damage to the Property paid or to be paid by any Condemning Authority for and, or, by virtue of the grant, in lieu of eminent domain or condemnation proceeding, of any right, title or interest in the Property, and (ii) all judgments, decrees and awards or payments for the taking of and, or, for injury or damage to the Property (including but not limited to all awards and judgments pursuant to any condemnation proceedings), including interest thereon, and Lender shall apply all sums actually paid to and received by Lender pursuant to any such grant, judgment, decree or award first to reimbursement of all costs and expenses (including but not limited to attorneys' fees) incurred by Lender in connection with any such matters, and the balance shall be applied to the Loan in such manner as Lender may elect. Notwithstanding the foregoing, Lender will allow Borrower to use the net proceeds for restoration if no Event of Default exists and the net proceeds plus funds of Borrower are adequate to restore the Property, as reasonably determined by Lender. Lender shall have the right to participate in any such condemnation proceedings and Lender is hereby authorized, in the name of Borrower, to direct the conduct of any such proceedings, compromise and settle any such proceedings and, or, to execute and deliver valid satisfactions of, and to appeal from, any award, judgment or decree in any such condemnation proceeding.

        Section 3.5    Restoration After Casualty/Condemnation.    If Lender provides a portion of the proceeds of any Policy award or settlement or grant in lieu of threatened condemnation or condemnation proceedings to be paid to Borrower to be used in rebuilding, restoration or repair of the Property, then the disbursement of such proceeds shall be on such terms and subject to such conditions as Lender may specify. In the event that as a result of any Policy award or settlement or grant in lieu of threatened condemnation or of any such judgment, decree or award and notwithstanding application by Lender of the proceeds thereof in any manner herein provided, Lender nevertheless determines that the payment of the Loan or performance of any obligations under this Security Instrument is impaired, Lender, without demand, notice or presentment to Borrower, may declare all of the Loan immediately due and payable.

        Section 3.6    Leases and Rents.    Borrower will not, without Lender's consent, (i) execute an assignment of any of its right, title or interest in the Rents and Profits, or (ii) unless required to do so by the terms of the lease, terminate or consent to the cancellation or surrender of any lease of the Property or any part thereof, now or hereafter existing, (iii) modify any lease of the Property or any part thereof so as to reduce the unexpired term thereof, to decrease the amount of rent payable thereunder, or release or discharge, in whole or in part, the lessee or any guarantor of lessee's liability under the lease from any obligation under the lease, or (iv) accept prepayment of any installments of rent to become due under any of such leases in excess of one month, except prepayments in the nature of security for the performance of the lessee thereunder, or (v) in any other manner impair the value of the Property or the security of this Security Instrument. Borrower shall not execute any lease of all or any portion of the Property except for actual occupancy by the lessee thereunder, and will at all times promptly and faithfully perform, or cause to be performed, each covenant, condition and agreement contained in each lease of the Property now or hereafter existing, on the part of lessor thereunder to be kept and performed. Borrower shall furnish to Lender, within ten (10) days after a request by Lender to do so, a written statement containing the names of all lessees of the Property, the terms of their respective leases, the space occupied and the rentals payable thereunder, and such other information relative to such lessees and leases as Lender may request, together with copies of any and all written leases then existing which affect or pertain to the Property.

        Section 3.7    Waste.    Borrower shall not commit or suffer any waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or give cause for cancellation of any Policy, or do or permit to be done thereon anything that may in any way impair the value of the Property or the security of this Security Instrument. Borrower will not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof.

        Section 3.8    Compliance With Law.    Borrower shall comply with all laws, ordinances, rules and regulations of all governmental or quasi-governmental agencies relating to the Property or any part thereof and shall secure and maintain in full force and effect all contracts, franchises, permits and licenses necessary or desirable for the construction and/or the efficient operation of the Improvements and/or business conducted on the Property.

        Section 3.9    Books and Records.

          (a)   Borrower shall keep adequate books and records of account in accordance with generally accepted accounting principles ("GAAP"), or in accordance with other methods acceptable to Lender in its sole discretion, consistently applied and Borrower shall furnish to Lender annual audited financial statements prepared by an independent certified public accountant acceptable to Lender, including annual balance sheet, profit and loss statements, statement of cash flows, and a statement of change in financial position of Borrower, within one hundred twenty (120) days after the close of each fiscal year of Borrower;

          (b)   Borrower shall furnish Lender with such other additional financial or management information (including State and Federal tax returns) as may, from time to time, be reasonably required by Lender in form and substance satisfactory to Lender.

          (c)   Borrower or Affiliated Manager shall furnish to Lender and its agents convenient facilities for the examination and audit of any such books and records.

          (d)   All items requiring the certification of Borrower shall, except where Borrower is an individual, require a certificate executed by the general partner, managing member or chief executive officer of Borrower, as applicable (and the same rules shall apply to any sole shareholder, general partner or managing member which is not an individual).

        Section 3.10    Payment for Labor and Materials.    Borrower will promptly pay when due all bills and costs for labor, materials, and specifically fabricated materials incurred in connection with the Property and never permit to exist in respect of the Property or any part thereof any lien or security interest, even though inferior to the liens and the security interests hereof, and in any event never permit to be created or exist in respect of the Property or any part thereof any other or additional lien or security interest other than the liens or security interests hereof, except for the Permitted Exceptions.

Article 4—Borrowing Entity Covenants

        Borrower covenants and agrees that:

        Section 4.1    Existence.    Borrower will continuously maintain (a) its existence and shall not dissolve or permit its dissolution, (b) its rights to do business in the state where the Property is located and (c) its franchises and trade names, if any.

        Section 4.2    Change of Principal Place of Business/Chief Executive Office.    Borrower shall not change the principal place of business or chief executive office set forth in Subsection 5.9 below without notification to Lender. Borrower shall execute and deliver additional financing statements, security agreements and other instruments which may be necessary to effectively evidence or perfect Lender's security interest in the Property as a result of such change of principal place of business.

        Section 4.3    Change of Name, Identity or Structure.    Except as may be expressly permitted under Article 8, Borrower will not change Borrower's name, identity (including its trade name or names) or, if not an individual, Borrower's corporate, partnership or other structure without notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Borrower's structure, without first obtaining the prior written consent of Lender.

        Section 4.4    Borrower's Financial Covenants.    Until the Note is paid in full, Borrower will comply with the following covenants and ratios:

    Current Ratio: Maintain a ratio of Current Assets to Current Liabilities in excess of 1.000 to 1.000.

    Tangible Net Worth Requirements. Maintain a minimum Tangible Net Worth of not less than $11,000,000.00. In addition, Borrower shall comply with the following net worth ratio requirements:

      Debt/Worth Ratio. Maintain a ratio of Debt/Worth not in excess of 4.000 to 1.000. The ratio "Debt/Worth" means Borrower's Total Liabilities divided by Borrower's Tangible Net Worth.

    Except as provided above, all computations made to determine compliance with the requirements contained in this paragraph shall be made in accordance with GAAP, applied on a consistent basis, and certified by Borrower as being true and correct.

Article 5—Representations and Warranties

        Borrower represents and warrants to Lender that:

        Section 5.1    Warranty of Title.    Borrower has good title to the Property and has the right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the same and that Borrower possesses an unencumbered fee simple absolute estate in the Land and the Improvements and that it owns the Property free and clear of all liens, encumbrances and charges whatsoever except for those exceptions shown in the title insurance policy insuring the lien of this Security Instrument (the "Permitted Exceptions").

        Section 5.2    Legal Status and Authority.    Borrower (a) is duly organized, validly existing and in good standing under the laws of its state of organization or incorporation; (b) is duly qualified to transact business and is in good standing in the state where the Property is located; and (c) has all necessary approvals, governmental and otherwise, and full power and authority to own, operate and lease the Property. Borrower has full power, authority and legal right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the Property pursuant to, and to keep and observe all of, the terms of this Security Instrument.

        Section 5.3    Validity of Documents.    (a) The execution, delivery and performance of the Loan Documents and the borrowing evidenced by the Note (i) are within the power and authority of Borrower; (ii) have been authorized by all requisite organizational action; (iii) have received all necessary approvals and consents, corporate, governmental or otherwise; (iv) will not violate, conflict with, result in a breach of or constitute (with notice or lapse of time, or both) a material default under any provision of law, any order or judgment of any court or governmental authority, the articles of incorporation, by-laws, partnership or trust agreement, articles of organization, operating agreement, or other governing instrument of Borrower, or any indenture, agreement or other instrument to which Borrower is a party or by which it or any of its assets or the Property is or may be bound or affected; (v) will not result in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of its assets, except the lien and security interest created hereby; and (vi) will not require any authorization or license from, or any filing with, any governmental or other body (except for the recordation of this Security Instrument given by Borrower to Lender in appropriate land records in the State where the Property is located and except for Uniform Commercial Code filings relating to the security interest created hereby), (b) the Loan Documents have been duly executed and delivered by Borrower through the undersigned authorized representative of Borrower and (c) to the best of Borrower's knowledge, the Loan Documents constitute the legal, valid and binding obligations of Borrower.

        Section 5.4    Litigation.    There is no action, suit or proceeding, judicial, administrative or otherwise (including any condemnation or similar proceeding), pending or, to the best of Borrower's knowledge, threatened or contemplated against Borrower or Guarantor, or any general partner or managing member of Borrower or against or affecting the Property that has not been disclosed to Lender by Borrower in writing and which would have a material adverse effect.

        Section 5.5    Taxes.    Borrower and any Guarantor have filed all federal, state, county, municipal, and city income, personal property and other tax returns required to have been filed by them and have paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by them. Neither Borrower nor any Guarantor knows of any basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

        Section 5.6    Mailing Address.    Borrower's mailing address, as set forth in the opening paragraph hereof or as changed in accordance with the provisions hereof, is true and correct.

        Section 5.7    No Change in Facts or Circumstances.    All information in the application for the Loan submitted to Lender and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the application or in satisfaction of the terms thereof, are accurate, complete and correct in all respects. There has been no adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading.

        Section 5.8    Disclosure.    Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any representation or warranty made herein to be materially misleading.

        Section 5.9    Principal Place of Business/Chief Executive Office.    Borrower's principal place of business and its chief executive office as of the date hereof is as set forth in the opening paragraph of this Security Instrument.

        Section 5.10    Notice of Defect.    Borrower has not received any notice from any insurance company or governmental agency of any defects or inadequacies in the Property which would either adversely affect the insurability of the Property or materially increase the cost of insuring the Property beyond that which is customarily charged for similar property in the vicinity of the Property used for a similar purpose.

Article 6—Obligations and Reliance

        Section 6.1    Relationship of Borrower and Lender.    The relationship between Borrower and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Borrower, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between Borrower and Lender to be other than that of debtor and creditor.

        Section 6.2    No Reliance on Lender.    The members, general partners, principals and (if Borrower is a trust) beneficial owners of Borrower are experienced in the ownership and operation of properties similar to the Property, and Borrower and Lender are relying solely upon such expertise in connection with the ownership and operation of the Property. Borrower is not relying on Lender's expertise, business acumen or advice in connection with the Property.

        Section 6.3    No Lender Obligations.    Notwithstanding any provision of the Loan Documents, Lender is not undertaking the performance of (i) any obligations under the Leases; or (ii) any obligations with respect to such agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents. By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender pursuant to the Loan Documents, including without limitation, any officer's certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Lender.

        Section 6.4    Reliance.    Borrower recognizes and acknowledges that in accepting the Loan Documents, Lender is expressly and primarily relying on the truth and accuracy of the warranties and representations set forth in Article 5 and Article 12 without any obligation to investigate the Property and notwithstanding any investigation of the Property by Lender; that such reliance existed on the part of Lender prior to the date hereof; that the warranties and representations are a material inducement to Lender in accepting the Loan Documents; and that Lender would not be willing to make the Loan and accept this Security Instrument in the absence of the warranties and representations as set forth in Article 5 and Article 12.

Article 7—Further Assurances

        Section 7.1    Further Acts, etc.    Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, deeds of trust, mortgages, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming to Lender and Trustee the Property and rights hereby deeded, mortgaged, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Security Instrument, or other Loan Documents, or for filing, registering or recording this Security Instrument, or for complying with Applicable Laws. Borrower, on demand, will execute and deliver and hereby authorizes Lender, following 10 days' notice to Borrower, to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, one or more financing statements, chattel mortgages or other instruments, to evidence or perfect more effectively the security interest of Lender in the Property. Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender pursuant to this Section 7.1.

        Section 7.2    Estoppel Certificates.    Borrower, at any time and from time to time, shall furnish promptly upon request, a written statement or affidavit, in such form as may be required by Lender, stating the unpaid balance of the Note and that there are no offsets or defenses against full payment of the Note and performance of the terms hereof or of any document securing payment of the Note or executed in connection therewith, or if there are any such offsets and defenses, specifying them in reasonable detail.

Article 8—Due on Sale/Encumbrance

        Section 8.1    No Sale/Encumbrance.    (a) Borrower shall not cause or permit a Sale or Pledge of the Property or any part thereof or any legal or beneficial interest therein nor permit a Sale or Pledge of an interest in any Restricted Party (collectively, a "Prohibited Transfer"), other than pursuant to Leases of space in the Improvements to tenants in accordance with the provisions of Section 3.6, without the prior written consent of Lender.

          (b)   A Prohibited Transfer shall include, but not be limited to, (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower's right, title and interest in and to any Leases or any Rents; (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation's stock or the creation or issuance of new stock in one or a series of transactions, provided however, new stock may be issued so long as the current shareholders continue to own and control, directly or indirectly, at least 75% interest in Borrower after such stock issuance; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general or limited partner or any profits or proceeds relating to such partnership interests or the creation or issuance of new limited partnership interests; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of a managing member (or if no managing member, any member) or any profits or proceeds relating to such membership interest, or the Sale or Pledge of non-managing membership interests or the creation or issuance of new non-managing membership interests; (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests; or (vii) the removal or the resignation of the managing agent (including, without limitation, an Affiliated Manager) without the prior written consent of Lender.

        Section 8.2    Permitted Transfers.    Notwithstanding the provisions of Section 8.1, the following transfers shall not be deemed to be a Prohibited Transfer: (a) a transfer by devise or descent or by operation of law upon the death of a member, partner or shareholder of a Restricted Party; (b) the

Sale or Pledge, in one or a series of transactions, of not more than forty-nine percent (49%) of the stock, limited partnership interests or non-managing membership interests (as the case may be) in a Restricted Party; provided, however, no such transfers shall result in a change in Control in the Restricted Party, and as a condition to each such transfer, Lender shall receive not less than ten (10) days prior written notice of such proposed transfer. Notwithstanding anything to the contrary contained in this Section 8.2, current shareholders of Borrower must continue to own and control, directly or indirectly, at least a 75% interest in Borrower.

        Section 8.3    Lender's Rights.    Lender reserves the right to condition the consent to a Prohibited Transfer requested hereunder upon a modification of the terms hereof and on assumption of the Note, and the other Loan Documents as so modified by the proposed Prohibited Transfer, payment of a transfer fee of not more than one percent (1%) of the original principal balance of the Loan, as determined by Lender and Borrower at the time of request for consent to transfer, and all of Lender's expenses incurred in connection with such Prohibited Transfer, the proposed transferee's continued compliance with the covenants set forth in this Security Instrument or such other conditions and/or legal opinions as Lender shall determine in its sole discretion to be in the interest of Lender. All expenses incurred by Lender shall be payable by Borrower whether or not Lender consents to the Prohibited Transfer. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Prohibited Transfer without Lender's consent. This provision shall apply to every Prohibited Transfer, whether or not Lender has consented to any previous Prohibited Transfer.

        Section 8.4    Transfer Definitions.    For purposes of this Article 8, an "Affiliated Manager" shall mean any managing agent in which Borrower or Guarantor or any general partner or managing member of Borrower has, directly or indirectly, any legal, beneficial or economic interest; "Control" shall mean the power to direct the management and policies of a Restricted Party, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise; "Restricted Party" shall mean Borrower or Guarantor or any general partner or managing member of Borrower, or any Affiliated Manager or any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner of Borrower, any Guarantor, or any general partner or managing member of Borrower, or Affiliated Manager or any non-member manager; and a "Sale or Pledge" shall mean a voluntary or involuntary sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, grant of any options with respect to, or any other transfer or disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) of a legal or beneficial interest.

Article 9—Prepayment

        Section 9.1    Prepayment Before Event of Default.    The Debt may not be prepaid in whole or in part except in strict accordance with the express terms and conditions of the Note.

Article 10—Default

        Section 10.1    Events of Default.    The occurrence of any one or more of the following events shall constitute an "Event of Default":

          (a)   if any portion of the Debt is not paid on or prior to expiration of the grace period provided in the Note or if the entire Debt is not paid on or before the Maturity Date as defined in the Note; or if any Event of Default (as defined in the Note, for purposes of this Section 10.1(a) only) occurs under the Note;

          (b)   if any of the Taxes or Other Charges are not paid when the same are due and payable and after thirty (30) days written notice and right to cure from Lender, except to the extent sums sufficient to pay such Taxes and Other Charges have been deposited with Lender in accordance with the terms of this Security Instrument;

          (c)   if the Policies are not kept in full force and effect, or if the Policies are not delivered to Lender as provided in Section 3.1(b);

          (d)   if Borrower violates or does not comply with any of the provisions of Article 4 or Article 8;

          (e)   if any representation or warranty of, or with respect to, Borrower, or any person guaranteeing payment of the Debt or any portion thereof or performance by Borrower of any of the terms of this Security Instrument (a "Guarantor"), or any member, general partner, principal or beneficial owner of any of the foregoing, made herein or any guaranty, or in any certificate, report, financial statement or other instrument or document furnished to Lender shall have been false or misleading in any material respect when made and such false or misleading representation or warranty remains uncured for thirty (30) days after written notice by Lender to Borrower;

          (f)    if (i) Borrower or any managing member or general partner of Borrower, or any Guarantor shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts or debtors ("Creditors Rights Laws"), seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any managing member or general partner of Borrower, or any Guarantor shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Borrower or any managing member or general partner of Borrower, or against any Guarantor any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against the Borrower or any managing member or general partner of Borrower, or against any Guarantor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of any order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) the Borrower or any managing member or general partner of Borrower or any Guarantor shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any managing member or general partner of Borrower, or any Guarantor shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

          (g)   if Borrower shall be in default beyond applicable notice and grace periods under any other mortgage, deed of trust, deed to secure debt or other security agreement covering any part of the Property, whether it be superior or junior in lien priority to this Security Instrument;

          (h)   if the Property becomes subject to any mechanic's, materialman's or other lien other than a lien for any Taxes or Other Charges not then due and payable and the lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of thirty (30) days;

          (i)    if any federal tax lien is filed against Borrower, any member or general partner of Borrower, or against any Guarantor or the Property and same is not discharged of record within thirty (30) days after same is filed;

          (j)    if any default occurs under any guaranty or indemnity executed in connection herewith and such default continues after the expiration of applicable grace periods, if any; or

          (k)   if for more than thirty (30) days after notice from Lender, Borrower shall continue to be in default under any other term, covenant or condition of any of the Loan Documents (excepting the default for failure to pay the Debt as described in clause (a) above) in the case of any default which can be cured by the payment of a sum of money or for thirty (30) days after notice from Lender in the case of any other default and if Borrower is diligently pursuing a cure but such cure cannot be effected within thirty (30) days, Borrower shall have an additional thirty (30) day period to complete the cure.

Article 11—Rights and Remedies

        Section 11.1    Remedies.    Upon the occurrence of any Event of Default, Borrower agrees that Lender may or acting by or through Trustee may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Borrower and in and to the Property, including, but not limited to the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Lender or Trustee may determine, in their sole discretion, without impairing or otherwise affecting the other rights and remedies of Lender or Trustee:

          (a)   declare the entire unpaid Debt to be immediately due and payable;

          (b)   institute proceedings, judicial or otherwise, for the complete foreclosure of this Security Instrument under any Applicable Law in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

          (c)   with or without entry, to the extent permitted and pursuant to the procedures provided by Applicable Law, institute proceedings for the partial foreclosure of this Security Instrument for the portion of the Debt then due and payable, subject to the continuing lien and security interest of this Security Instrument for the balance of the Debt not then due, unimpaired and without loss of priority;

          (d)   sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of Borrower therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, in one or more parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by Applicable Law;

          (e)   subject to the exculpatory provisions of the Note, if any, institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained in the Loan Documents;

          (f)    subject to the exculpatory provisions of the Note, if any, recover judgment on the Note either before, during or after any proceedings for the enforcement of this Security Instrument or the other Loan Documents;

          (g)   apply for the appointment of a receiver, trustee, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of Borrower or Guarantor or of any Person liable for the payment of the Debt;

          (h)   subject to any Applicable Law, the license granted to Borrower under Section 1.2 shall automatically be revoked and Lender may enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Borrower and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Borrower and its agents or servants wholly therefrom, and take possession of all books, records, accounts, rent rolls, leases (including the form lease) subleases (including the form sublease) and rental and license agreements with the tenants, subtenants and licensees in possession of the Property or any part or parts thereof; tenants', subtenants' and licensees' money deposits or other property (including, without limitation, any letter of credit) given to secure tenants', subtenants' and licensees' obligations under leases, subleases or licenses, together with a list of the foregoing; all lists pertaining to current rent and license fee arrears; any and all architects' plans and specifications, licenses and permits, documents, books, records, accounts, surveys and property which relate to the management, leasing, operation, occupancy, ownership, insurance, maintenance, or service of or construction upon the Property and Borrower agrees to surrender possession of the foregoing and of the Property to Lender upon demand, and thereupon Lender may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (ii) complete any construction on the Property in such manner and form as Lender deems advisable; (iii) make alterations, additions, renewals, replacements and improvements to or on the Property; (iv) exercise all rights and powers of Borrower with respect to the Property, whether in the name of Borrower or otherwise, including without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents of the Property and every part thereof; (v) either require Borrower (A) to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Borrower, or (B) to vacate and surrender possession of the Property to Lender or to such receiver and, in default thereof, Borrower may be evicted by summary proceedings or otherwise; and (vi) apply the receipts from the Property to the payment of the Debt, in such order, priority and proportions as Lender shall deem appropriate in its sole discretion after deducting therefrom all expenses (including reasonable legal fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, Insurance Premiums and other expenses in connection with the Property, as well as just and reasonable compensation for the services of Lender, its counsel, agents and employees;

          (i)    exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing: (i) the right to take possession of the Personal Property and other UCC Collateral or any part thereof, and to take such other measures as Lender or Trustee may deem necessary for the care, protection and preservation of the Personal Property and other UCC Collateral, and (ii) request Borrower at its expense to assemble the Personal Property and other UCC Collateral and make it available to Lender at a convenient place acceptable to Lender. Any notice of sale, disposition or other intended action by Lender or Trustee with respect to the Personal Property and other UCC Collateral sent to Borrower in accordance with the provisions hereof at least five (5) days prior to such action, shall constitute commercially reasonable notice to Borrower;

          (j)    exercise any and all rights and remedies available upon default to Lender at law or in equity as pledgee under Section 1.4 to apply any sums then deposited in the Escrow Fund and any other sums held in escrow or otherwise by Lender in accordance with the terms of any of the Loan Documents to the payment of the following items in any order in its sole discretion: (i) Taxes and Other Charges; (ii) Insurance Premiums; (iii) interest on the unpaid principal balance of the Note; (iv) amortization of the unpaid principal balance of the Note; and (v) all other sums payable pursuant to any of the Loan Documents, including, without limitation, advances made by Lender pursuant to the terms of this Security Instrument;

          (k)   surrender the Policies maintained pursuant to Article 3, collect the unearned Insurance Premiums and apply such sums as a credit on the Debt in such priority and proportion as Lender in its discretion shall deem proper, and in connection therewith, Borrower hereby appoints Lender as agent and attorney-in-fact (which is coupled with an interest and is therefore irrevocable) for Borrower to collect any unearned Insurance Premiums;

          (l)    apply the undisbursed balance of any net condemnation award or insurance award, deposit, together with interest thereon, to the payment of the Debt in such order, priority and proportions as Lender shall deem to be appropriate in its discretion;

          (m)  prohibit Borrower and anyone claiming for or through Borrower from making use of or withdrawing any sums from any lockbox, escrow or similar account;

          (n)   exercise all rights and remedies under any Causes of Action, whether before or after any sale of the Property by foreclosure, power of sale, or otherwise and apply the proceeds of any recovery to the Debt in any order Lender elects or to any deficiency under this Security Instrument; or

          (o)   pursue such other remedies as Lender may have under applicable state or federal law.

In the event of a sale, by foreclosure, power of sale, or otherwise, of less than all of the Property, this Security Instrument shall continue as a lien and security interest on the remaining portion of the Property unimpaired and without loss of priority.

        Section 11.2    Application of Proceeds.    The purchase money, proceeds and avails of any disposition of the Property, or any part thereof, or any other sums collected by Lender pursuant to the Loan Documents, may be applied by Lender to the payment of the Debt in such priority and proportions as Lender in its discretion shall deem proper.

        Section 11.3    Right to Cure Defaults.    Upon the occurrence of any Event of Default, Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, make or do the same in such manner and to such extent as Lender may deem necessary to protect the security hereof. Lender or Trustee is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Security Instrument or collect the Debt. The cost and expense of any cure hereunder (including reasonable legal fees to the extent permitted by law), with interest as provided in this Section 11.3, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand. All such costs and expenses incurred by Lender or Trustee in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the Default Rate, for the period after notice from Lender that such cost or expense was incurred to the date of payment to Lender. All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by this Security Instrument and the other Loan Documents and shall be immediately due and payable upon demand by Lender therefor.

        Section 11.4    Actions and Proceedings.    Lender or Trustee has the right to appear in and defend any action or proceeding brought with respect to the Property, and after the occurrence and during the continuance of an Event of Default, to bring any action or proceeding, in the name and on behalf of Borrower, which Lender, in its discretion, decides should be brought to protect its interest in the Property.

        Section 11.5    Recovery of Sums Required to be Paid.    Lender shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Lender or Trustee thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Borrower existing at the time such earlier action was commenced.

        Section 11.6    Examination of Books and Records.    Lender, its agents, accountants and attorneys shall have the right upon prior written notice (unless an Event of Default exists, in which case no notice shall be necessary), to examine and audit, during reasonable business hours, the records, books, management and other papers of Borrower and its affiliates or of any Guarantor which pertain to their financial condition or the income, expenses and operation of the Property, at the Property or at any office regularly maintained by Borrower, its affiliates or any Guarantor where the books and records are located. Lender and its agents shall have the right upon notice to make copies and extracts from the foregoing records and other papers.

        Section 11.7    Other Rights, etc.

          (a)   The failure of Lender or Trustee to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Security Instrument. Borrower shall not be relieved of Borrower's obligations hereunder by reason of (i) the failure of Lender or Trustee to comply with any request of Borrower or any Guarantor to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions of the Loan Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any Person liable for the Debt or any portion thereof, or (iii) any agreement or stipulation by Lender extending the time of payment, changing the rate of interest, or otherwise modifying or supplementing the terms of the Loan Documents.

          (b)   It is agreed that the risk of loss or damage to the Property is on Borrower, and Lender shall have no liability whatsoever for decline in value of the Property, for failure to maintain the Policies, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Lender shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to any Property or collateral not in Lender's possession.

          (c)   Lender may resort for the payment of the Debt to any other security held by Lender in such order and manner as Lender, in its discretion, may elect. Lender or Trustee may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender or Trustee thereafter to foreclose this Security Instrument. The rights of Lender or Trustee under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender or Trustee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Neither Lender nor Trustee shall be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

        Section 11.8    Right to Release Any Portion of the Property.    Lender may release any portion of the Property for such consideration as Lender may require without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Lender for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Lender may require without being accountable for so doing to any other lienholder. This Security Instrument shall continue as a lien and security interest in the remaining portion of the Property.

        Section 11.9    Violations of Law.    If the Property is not in compliance with Applicable Laws, Lender may impose additional requirements upon Borrower in connection herewith including, without limitation, monetary reserves or financial equivalents.

        Section 11.10    Right of Entry.    Lender and its agents shall have the right to enter and inspect the Property at all reasonable times.

        Section 11.11    Subrogation.    If any or all of the proceeds of the Note have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Lender shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Lender and are merged with the lien and security interest created herein as cumulative security for the repayment of the Debt, the performance and discharge of Borrower's obligations under the Loan Documents and the performance and discharge of the Obligations.

Article 12—Environmental Hazards

        Section 12.1    Environmental Representations and Warranties.    Borrower represents and warrants, based upon an Environmental Report of the Property and information that Borrower knows or should reasonably have known, that: (a) there are no Hazardous Materials or underground storage tanks in, on, or under the Property, except those that are both (i) in compliance with Environmental Laws and with permits issued pursuant thereto (if such permits are required), if any, and (ii) either (A) in amounts not in excess of that necessary to operate the Property or (B) fully disclosed to and approved by Lender in writing pursuant to an Environmental Report; (b) there are no past, present or threatened Releases of Hazardous Materials in violation of any Environmental Law and which would require remediation by a governmental authority in, on, under or from the Property except as described in the Environmental Report; (c) there is no threat of any Release of Hazardous Materials migrating to the Property except as described in the Environmental Report; (d) there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Property except as described in the Environmental Report; (e) Borrower does not know of, and has not received, any written or oral notice or other communication from any Person relating to Hazardous Materials in, on, under or from the Property; and (f) Borrower has truthfully and fully provided to Lender, in writing, any and all information relating to environmental conditions in, on, under or from the Property known to Borrower or contained in Borrower's files and records, including but not limited to any reports relating to Hazardous Materials in, on, under or migrating to or from the Property and/or to the environmental condition of the Property.

        Section 12.2    Environmental Covenants.    Borrower covenants and agrees that so long as Borrower owns, manages, is in possession of, or otherwise controls the operation of the Property: (a) all uses and operations on or of the Property, whether by Borrower or any other Person, shall be in compliance with all Environmental Laws and permits issued pursuant thereto; (b) there shall be no Releases of Hazardous Materials in, on, under or from the Property that would violate Environmental Laws; (c) there shall be no Hazardous Materials in, on, or under the Property, except those that are both (i) in compliance with all Environmental Laws and with permits issued pursuant thereto, if and to the extent required, and (ii) (A) in amounts not in excess of that necessary to operate the Property or (B) fully disclosed to and approved by Lender in writing; (d) Borrower shall keep the Property free and clear of all Environmental Liens; (e) Borrower shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to Section 12.4 below, including but not limited to providing all relevant information and making knowledgeable persons available for interviews; (f) Borrower shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Property, pursuant to any reasonable written request of Lender, but in no event more than one request every two loan years, upon Lender's reasonable belief that the Property is not in full compliance with all Environmental Laws, and share with Lender the reports and other results thereof, and Lender and other Indemnified Parties shall be entitled to rely on such reports and other results thereof; (g) Borrower shall, at its sole cost and expense, comply with all reasonable written requests of Lender to (i) reasonably effectuate remediation of any Hazardous Materials in, on, under or from the Property; and (ii) comply with any Environmental Law; (h) Borrower shall obtain agreements from each tenant or other user of the Property not to violate any Environmental Law; and (i) Borrower shall immediately notify Lender in writing after it has become aware of (A) any presence or Release or threatened Release of Hazardous Materials in, on, under, from or migrating towards the Property; (B) any non-compliance with any Environmental Laws related in any way to the Property; (C) any actual or potential Environmental Lien against the Property; (D) any required or proposed remediation of environmental conditions relating to the Property; and (E) any written or oral notice or other communication of which Borrower becomes aware from any source whatsoever (including but not limited to a governmental entity) relating in any way to Hazardous Materials. Any failure of Borrower to perform its obligations pursuant to this Section 12.2 shall constitute bad faith waste with respect to the Property.

        Section 12.3    Lender's Rights.    Lender and any other Person designated by Lender, including but not limited to any representative of a governmental entity, and any environmental consultant, and any receiver appointed by any court of competent jurisdiction, shall have the right, but not the obligation, upon notice to Borrower, to enter upon the Property at all reasonable times to assess any and all aspects of the environmental condition of the Property and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in Lender's sole discretion) and taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing. Borrower shall cooperate with and provide access to Lender and any such person or entity designated by Lender. Such audit shall be performed in a manner so as to minimize interference with the conduct of business at the Property. If such audit discloses that a violation of or a liability under any Environmental Law exists or if such audit was required or prescribed by law, regulation or governmental or quasi-governmental authority, Borrower shall pay all costs and expenses incurred in connection with such audit; otherwise, the costs and expenses of such audit shall, notwithstanding anything to the contrary set forth in this Section, be paid by Lender.

        Section 12.4    Operations and Maintenance Programs.    If recommended by the Environmental Report or any other environmental assessment or audit of the Property, Borrower shall establish and comply with an operations and maintenance program with respect to the Property, in form and substance reasonably acceptable to Lender, prepared by an environmental consultant reasonably acceptable to Lender, which program shall address any asbestos-containing material or lead based paint that may now or in the future be detected at or on the Property. Without limiting the generality of the preceding sentence, Lender may require (a) periodic notices or reports to Lender in form, substance and at such intervals as Lender may specify, (b) an amendment to such operations and maintenance program to address changing circumstances, laws or other matters, (c) at Borrower's sole expense, supplemental examination of the Property by consultants specified by Lender, (d) access to the Property by Lender, its agents or servicer, to review and assess the environmental condition of the Property and Borrower's compliance with any operations and maintenance program, and (e) variation of the operations and maintenance program in response to the reports provided by any such consultants.

        Section 12.5    Environmental Definitions.    "Environmental Law" means any present and future federal, state and local laws, statutes, ordinances, rules, regulations, standards, policies and other government directives or requirements, as well as common law, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act and the Resource Conservation and Recovery Act, that apply to Borrower or the Property and relate to Hazardous Materials or protection of human health or the environment. "Environmental Liens" means all Liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Borrower or any other Person. "Environmental Report" means the written reports resulting from the environmental site assessments of the Property delivered to Lender. "Hazardous Materials" shall mean petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives, flammable materials; radioactive materials; polychlorinated biphenyls ("PCBs") and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is or could become friable; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which on the Property is prohibited by any federal, state or local authority; any substance that requires special handling; and any other material or substance now or in the future defined as a "hazardous substance," "hazardous material", "hazardous waste", "toxic substance", "toxic pollutant", "contaminant", or "pollutant" within the meaning of any Environmental Law. "Release" of any Hazardous Materials includes but is not limited to any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials.

Article 13—Indemnification

        Section 13.1    General Indemnification.    BORROWER SHALL, AT ITS SOLE COST AND EXPENSE, PROTECT, DEFEND, INDEMNIFY, RELEASE AND HOLD HARMLESS THE INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL LOSSES IMPOSED UPON OR INCURRED BY OR ASSERTED AGAINST ANY INDEMNIFIED PARTIES AND DIRECTLY OR INDIRECTLY ARISING OUT OF OR IN ANY WAY RELATING TO ANY ONE OR MORE OF THE FOLLOWING: (A) ANY ACCIDENT, INJURY TO OR DEATH OF PERSONS OR LOSS OF OR DAMAGE TO PROPERTY OCCURRING IN, ON OR ABOUT THE PROPERTY OR ANY PART THEREOF OR ON THE ADJOINING SIDEWALKS, CURBS, ADJACENT PROPERTY OR ADJACENT PARKING AREAS, STREETS OR WAYS; (B) ANY USE, NONUSE OR CONDITION IN, ON OR ABOUT THE PROPERTY OR ANY PART THEREOF OR ON THE ADJOINING SIDEWALKS, CURBS, ADJACENT PROPERTY OR ADJACENT PARKING AREAS, STREETS OR WAYS; (C) PERFORMANCE OF ANY LABOR OR SERVICES OR THE FURNISHING OF ANY MATERIALS OR OTHER PROPERTY IN RESPECT OF THE PROPERTY OR ANY PART THEREOF; (D) ANY FAILURE OF THE PROPERTY TO BE IN COMPLIANCE WITH ANY APPLICABLE LAWS; (E) ANY AND ALL CLAIMS AND DEMANDS WHATSOEVER WHICH MAY BE ASSERTED AGAINST LENDER BY REASON OF ANY ALLEGED OBLIGATIONS OR UNDERTAKINGS ON ITS PART TO PERFORM OR DISCHARGE ANY OF THE TERMS, COVENANTS, OR AGREEMENTS CONTAINED IN ANY LEASE; OR (F) THE PAYMENT OF ANY COMMISSION, CHARGE OR BROKERAGE FEE TO ANYONE WHICH MAY BE PAYABLE IN CONNECTION WITH THE FUNDING OF THE LOAN EVIDENCED BY THE NOTE AND SECURED BY THIS SECURITY INSTRUMENT. ANY AMOUNTS PAYABLE TO LENDER BY REASON OF THE APPLICATION OF THIS SECTION 13.1 SHALL BECOME IMMEDIATELY DUE AND PAYABLE AND SHALL BEAR INTEREST AT THE DEFAULT RATE FROM THE DATE LOSS OR DAMAGE IS SUSTAINED BY LENDER UNTIL PAID. THE TERM "LOSSES" SHALL MEAN ANY AND ALL CLAIMS, SUITS, LIABILITIES (INCLUDING, WITHOUT LIMITATION, STRICT LIABILITIES), ACTIONS, PROCEEDINGS, OBLIGATIONS, DEBTS, DAMAGES, LOSSES, COSTS, EXPENSES, FINES, PENALTIES, CHARGES, FEES, JUDGMENTS, AWARDS, AMOUNTS PAID IN SETTLEMENT OF WHATEVER KIND OR NATURE (INCLUDING BUT NOT LIMITED TO LEGAL FEES AND OTHER COSTS OF DEFENSE). THE TERM "INDEMNIFIED PARTIES" SHALL MEAN (A) LENDER, (B) ANY PRIOR OWNER OR HOLDER OF THE NOTE, (C) ANY SERVICER OR PRIOR SERVICER OF THE LOAN, (D) ANY INVESTOR OR ANY PRIOR INVESTOR IN ANY PARTICIPATIONS OR SECURITIES, (E) ANY TRUSTEES, CUSTODIANS OR OTHER FIDUCIARIES WHO HOLD OR WHO HAVE HELD A FULL OR PARTIAL INTEREST IN THE LOAN FOR THE BENEFIT OF ANY INVESTOR OR OTHER THIRD PARTY, (F) ANY RECEIVER OR OTHER FIDUCIARY APPOINTED IN A FORECLOSURE OR OTHER CREDITORS RIGHTS LAWS PROCEEDING, (G) ANY OFFICERS, DIRECTORS, SHAREHOLDERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS, SERVANTS, REPRESENTATIVES, CONTRACTORS, SUBCONTRACTORS, AFFILIATES OR SUBSIDIARIES OF ANY AND ALL OF THE FOREGOING, AND (H) THE HEIRS, LEGAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF ANY AND ALL OF THE FOREGOING (INCLUDING, WITHOUT LIMITATION, ANY SUCCESSORS BY MERGER, CONSOLIDATION OR ACQUISITION OF ALL OR A SUBSTANTIAL PORTION OF THE INDEMNIFIED PARTIES' ASSETS AND BUSINESS), IN ALL CASES WHETHER DURING THE TERM OF THE LOAN OR AS PART OF OR FOLLOWING A FORECLOSURE OF THE LOAN.

        Section 13.2    Mortgage and/or Intangible Tax.    Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of any of the Loan Documents.

        Section 13.3    Duty to Defend; Legal Fees and Other Fees and Expenses.    Upon written request by any Indemnified Party, Borrower shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, any Indemnified Parties may, in their sole discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall control the resolution of any claim or proceeding. Upon demand, Borrower shall pay or, in the sole discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

        Section 13.4    Environmental Indemnity.    BORROWER SHALL, AT ITS SOLE COST AND EXPENSE, PROTECT, DEFEND, INDEMNIFY, RELEASE AND HOLD HARMLESS THE INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL LOSSES AND COSTS OF REMEDIATION (WHETHER OR NOT PERFORMED VOLUNTARILY), ENGINEERS' FEES, ENVIRONMENTAL CONSULTANTS' FEES, AND COSTS OF INVESTIGATION (INCLUDING, BUT NOT LIMITED TO SAMPLING, TESTING AND ANALYSIS OF SOIL, WATER, AIR, BUILDING MATERIALS AND OTHER MATERIALS AND SUBSTANCES WHETHER SOLID, LIQUID OR GAS) IMPOSED UPON OR INCURRED BY OR ASSERTED AGAINST ANY INDEMNIFIED PARTIES, AND ARISING OUT OF OR IN ANY WAY RELATING TO ANY ONE OR MORE OF THE FOLLOWING EVEN IF CAUSED BY THE NEGLIGENT ACTS OR OMISSIONS (WHETHER SOLE OR CONCURRENT) OF ANY ONE OR MORE OF THE INDEMNIFIED PARTIES, UNLESS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY INDEMNIFIED PARTY: (A) ANY PRESENCE OF ANY HAZARDOUS SUBSTANCES IN, ON, ABOVE OR UNDER THE PROPERTY; (B) ANY PAST, PRESENT OR THREATENED RELEASE OF HAZARDOUS SUBSTANCES IN, ON, ABOVE, UNDER OR FROM THE PROPERTY; (C) ANY ACTIVITY BY BORROWER, ANY PERSON AFFILIATED WITH BORROWER OR TENANT OR OTHER USERS OF THE PROPERTY IN CONNECTION WITH ANY ACTUAL, PROPOSED OR THREATENED USE, TREATMENT, STORAGE, HOLDING, EXISTENCE, DISPOSITION OR OTHER RELEASE, GENERATION, PRODUCTION, MANUFACTURING, PROCESSING, REFINING, CONTROL, MANAGEMENT, ABATEMENT, REMOVAL, HANDLING, TRANSFER OR TRANSPORTATION TO OR FROM THE PROPERTY OF ANY HAZARDOUS SUBSTANCES AT ANY TIME LOCATED IN, UNDER, ON OR ABOVE THE PROPERTY; (D) ANY ACTIVITY BY BORROWER, ANY PERSON AFFILIATED WITH BORROWER OR TENANT OR OTHER USERS OF THE PROPERTY IN CONNECTION WITH ANY ACTUAL OR PROPOSED REMEDIATION OF ANY HAZARDOUS SUBSTANCES AT ANY TIME LOCATED IN, UNDER, ON OR ABOVE THE PROPERTY, WHETHER OR NOT SUCH REMEDIATION IS VOLUNTARY OR PURSUANT TO COURT OR ADMINISTRATIVE ORDER, INCLUDING, BUT NOT LIMITED TO ANY REMOVAL, REMEDIAL OR CORRECTIVE ACTION; (E) ANY PAST, PRESENT OR THREATENED VIOLATIONS OF ANY ENVIRONMENTAL LAWS (OR PERMITS ISSUED PURSUANT TO ANY ENVIRONMENTAL LAW) IN CONNECTION WITH THE PROPERTY OR OPERATIONS THEREON, INCLUDING, BUT NOT LIMITED TO ANY FAILURE BY BORROWER, ANY PERSON AFFILIATED WITH BORROWER OR TENANT OR OTHER USERS OF THE PROPERTY TO COMPLY WITH ANY ORDER OF ANY GOVERNMENTAL AUTHORITY IN CONNECTION WITH ENVIRONMENTAL LAWS; (F) THE IMPOSITION, RECORDING OR FILING OF ANY ENVIRONMENTAL LIEN ENCUMBERING THE PROPERTY; (G) ANY ADMINISTRATIVE PROCESSES OR PROCEEDINGS OR JUDICIAL PROCEEDINGS IN ANY WAY CONNECTED WITH ANY MATTER ADDRESSED IN ARTICLE 12

AND THIS SECTION 13.4; (H) ANY PAST, PRESENT OR THREATENED INJURY TO, DESTRUCTION OF OR LOSS OF NATURAL RESOURCES IN ANY WAY CONNECTED WITH THE PROPERTY, INCLUDING, BUT NOT LIMITED TO COSTS TO INVESTIGATE AND ASSESS SUCH INJURY, DESTRUCTION OR LOSS; (I) ANY ACTS OF BORROWER OR OTHER USERS OF THE PROPERTY IN ARRANGING FOR DISPOSAL OR TREATMENT, OR ARRANGING WITH A TRANSPORTER FOR TRANSPORT FOR DISPOSAL OR TREATMENT, OF HAZARDOUS SUBSTANCES OWNED OR POSSESSED BY SUCH BORROWER OR OTHER USERS, AT ANY FACILITY OR INCINERATION VESSEL OWNED OR OPERATED BY ANOTHER PERSON AND CONTAINING SUCH OR SIMILAR HAZARDOUS SUBSTANCE; (J) ANY ACTS OF BORROWER OR OTHER USERS OF THE PROPERTY, IN ACCEPTING ANY HAZARDOUS SUBSTANCES FOR TRANSPORT TO DISPOSAL OR TREATMENT FACILITIES, INCINERATION VESSELS OR SITES SELECTED BY BORROWER OR SUCH OTHER USERS, FROM WHICH THERE IS A RELEASE, OR A THREATENED RELEASE OF ANY HAZARDOUS SUBSTANCE WHICH CAUSES THE INCURRENCE OF COSTS FOR REMEDIATION; (K) ANY PERSONAL INJURY, WRONGFUL DEATH, OR PROPERTY DAMAGE CAUSED BY HAZARDOUS SUBSTANCES ARISING UNDER ANY STATUTORY OR COMMON LAW OR TORT LAW THEORY, INCLUDING, BUT NOT LIMITED TO DAMAGES ASSESSED FOR THE MAINTENANCE OF A PRIVATE OR PUBLIC NUISANCE OR FOR THE CONDUCTING OF AN ABNORMALLY DANGEROUS ACTIVITY ON OR NEAR THE PROPERTY; AND (L) ANY INTENTIONAL MISREPRESENTATION IN ANY REPRESENTATION OR WARRANTY OR MATERIAL BREACH OR FAILURE TO PERFORM ANY COVENANTS OR OTHER OBLIGATIONS PURSUANT TO ARTICLE 12.

Article 14—Waivers

        Section 14.1    Waiver of Counterclaim.    Borrower hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender arising out of or in any way connected with any of the Loan Documents, or the Obligations. To the maximum extent permitted by applicable law, Borrower hereby waive all rights, remedies, claims and defenses based upon or related to Sections 51.003 and 51.004 of the Texas Property Code.

        Section 14.2    Marshalling and Other Matters.    Borrower hereby waives, to the extent permitted by law, the benefit of all Applicable Laws now or hereafter in force regarding appraisement, valuation, stay, extension, reinstatement and redemption and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Borrower, and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument and on behalf of all persons to the extent permitted by Applicable Law.

        Section 14.3    Waiver of Notice.    Borrower shall not be entitled to any notices of any nature whatsoever from Lender or Trustee except with respect to matters for which this Security Instrument specifically and expressly provides for the giving of notice by Lender or Trustee to Borrower and except with respect to matters for which Lender or Trustee is required by Applicable Law to give notice, and Borrower hereby expressly waives the right to receive any notice from Lender or Trustee with respect to any matter for which this Security Instrument does not specifically and expressly provide for the giving of notice by Lender or Trustee to Borrower.

        Section 14.4    Sole Discretion of Lender.    Wherever pursuant to this Security Instrument (a) Lender exercises any right given to it to approve or disapprove, (b) any arrangement or term is to be satisfactory to Lender, or (c) any other decision or determination is to be made by Lender, the decision to approve or disapprove all decisions that arrangements or terms are satisfactory or not satisfactory, and all other decisions and determinations made by Lender, shall be in the sole discretion of Lender, except as may be otherwise expressly and specifically provided herein.

Article 15—Exculpation

        Section 15.1    Exculpation.    The exculpatory provisions of the Note, if any, are hereby incorporated by reference to the fullest extent as if the text of such Article were set forth in its entirety herein.

Article 16—Notices

        Section 16.1    Notices.    All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof, (ii) one (1) Business Day after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed to Borrower or Lender, as the case may be, at the addresses set forth on the first page of this Security Instrument or addressed as such party may from time to time designate by written notice to the other parties.

        Either party by written notice to the other may designate additional or different addresses for subsequent notices or communications. For purposes of this Subsection, "Business Day" shall mean a day on which commercial banks are not authorized or required by law to close in Houston, Texas.

Article 17—Choice of Law

        Section 17.1    Choice of Law.    This Security Instrument and any determination of deficiency judgments shall be governed, construed, applied and enforced in accordance with the laws of the state in which the Property is located (the "Property Jurisdiction") and applicable laws of the United States of America. Borrower agrees that any controversy arising under or in relation to this Security Instrument shall be litigated exclusively in the Property Jurisdiction. The state and federal court and authorities with jurisdiction in the Property Jurisdiction shall have exclusive jurisdiction over all controversies which shall arise under or in relation to this Security Instrument. BORROWER IRREVOCABLY CONSENTS TO SERVICE, JURISDICTION, AND VENUE OF SUCH COURTS FOR ANY SUCH LITIGATION AND WAIVES ANY OTHER VENUE TO WHICH IT MIGHT BE ENTITLED BY NATURE OF DOMICILE, HABITUAL RESIDENCE OR OTHERWISE.

        Section 17.2    Provisions Subject to Law.    All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any Applicable Law and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under any Applicable Law.

Article 18—Secondary Market

        Section 18.1    Transfer of Loan.    Lender may, at any time, sell, transfer or assign the Loan Documents, or grant participations therein.

Article 19—Costs

        Section 19.1    Performance at Borrower's Expense.    Borrower acknowledges and confirms that Lender shall impose certain administrative processing and/or commitment fees in connection with (a) the extension, renewal, modification, amendment and termination of the Loan, (b) the release or substitution of collateral therefor, (c) obtaining certain consents, waivers and approvals with respect to the Property, or (d) the review of any Lease or proposed Lease or the preparation or review of any subordination, non-disturbance agreement (the occurrence of any of the above shall be called an

"Event"). Borrower further acknowledges and confirms that it shall be responsible for the payment of all costs of reappraisal of the Property or any part thereof, whether required by law, regulation, Lender or any governmental or quasi-governmental authority. Borrower hereby acknowledges and agrees to pay, immediately, with or without demand, all such fees (as the same may be increased or decreased from time to time), and any additional fees of a similar type or nature which may be imposed by Lender from time to time, upon the occurrence of any Event or otherwise. Wherever it is provided for herein that Borrower pay any costs and expenses, such costs and expenses shall include, but not be limited to, all reasonable legal fees of Lender.

        Section 19.2    Legal Fees for Enforcement.    (a) Borrower shall pay all reasonable legal fees incurred by Lender in connection with (i) the preparation of the Loan Documents; and (ii) the items set forth in Section 19.1 above, and (b) Borrower shall pay to Lender on demand any and all expenses, including legal fees incurred or paid by Lender in protecting its interest in the Property or in collecting any amount payable under the Loan Documents, or in enforcing its rights hereunder with respect to the Property, whether or not any legal proceeding is commenced hereunder or thereunder, together with interest thereon at the Default Rate from the date paid or incurred by Lender until such expenses are paid by Borrower.

Article 20—Definitions

        Section 20.1    General Usage.    Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may be used interchangeably in singular or plural form and the words "Applicable Laws" shall mean "all existing and future federal, state and local laws, orders, ordinances, governmental rules and regulations and court orders and is expressly deemed to include all Environmental Laws;" the word "Borrower" shall mean "each Borrower and any subsequent owner or owners of the Property or any part thereof or any interest therein;" the words "Lease" and "Renewal Lease" shall include any guaranty, letter of credit or other credit support with respect thereto; the word "Lender" shall mean "Lender and any subsequent holder of the Note;" the word "Trustee" shall mean "Trustee and any substitute Trustee of the estates, properties, powers, trusts and rights conferred upon Trustee pursuant to this Security Instrument;" the word "Note" shall mean "the Note and any other evidence of indebtedness secured by this Security Instrument together with all extensions, renewals, modifications, substitutions and amendments thereof;" the word "Loan" shall mean "the Debt evidenced by the Note and secured by the Loan Documents;" the word "Person" shall include an individual, corporation, limited liability company, partnership, trust, unincorporated association, government, governmental authority, and any other entity; the word "Property" shall include any portion of the Property and any interest therein; the phrase "legal fees" shall include any and all counsel, attorney, paralegal and law clerk fees and disbursements, including, but not limited to fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Property, the Leases and the Rents and enforcing its rights hereunder, whether with respect to retained firms, the reimbursement for the expenses of in-house staff or otherwise; and the words "Loan Documents" shall include any and all extensions, renewals, substitutions, replacements, amendments, modifications and/or restatements of any of the Loan Documents.

Article 21—Miscellaneous Provisions

        Section 21.1    Liability.    If Borrower consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. This Security Instrument shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever.

        Section 21.2    Inapplicable Provisions.    If any term, covenant or condition of the Note or this Security Instrument is held to be invalid, illegal or unenforceable in any respect, the Note and this Security Instrument shall be construed without such provision.

        Section 21.3    Duplicate Originals; Counterparts.    This Security Instrument may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Security Instrument may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Security Instrument. The failure of any party hereto to execute this Security Instrument, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

        Section 21.4    Headings, etc.    The headings and captions of various Articles and Sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

        Section 21.5    Number and Gender.    Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

Article 22—Deed of Trust Provisions

        Section 22.1    Concerning The Trustee.    Trustee shall be under no duty to take any action hereunder except as expressly required hereunder or by law, or to perform any act which would involve Trustee in any expense or liability or to institute or defend any suit in respect hereof, unless properly indemnified to Trustee's reasonable satisfaction. Trustee, by acceptance of this Security Instrument, covenants to perform and fulfill the trusts herein created, being liable, however, only for gross negligence or willful misconduct, and hereby waives any statutory fee and agrees to accept reasonable compensation, in lieu thereof, for any services rendered by Trustee in accordance with the terms hereof. Trustee may resign at any time upon giving thirty (30) days' notice to Borrower and to Lender. Lender may remove Trustee at any time or from time to time and select a successor trustee or several substitute trustees in succession, and if Lender is a corporation or other entity, such appointment shall be executed with authority and shall be valid without proof of action by the board of directors or any executive office of the corporation or otherwise. In the event of the death, removal, resignation, refusal to act, or inability to act of Trustee, or in its sole discretion for any reason whatsoever Lender may, without notice or filing and without specifying any reason therefor and without applying to any court, select and appoint a successor trustee, by written instrument and all powers, rights, duties and authority of Trustee, as aforesaid, shall thereupon become vested in such successor. Such substitute trustee shall not be required to give bond for the faithful performance of the duties of Trustee hereunder unless required by Lender. The procedure provided for in this paragraph for substitution of Trustee shall be in addition to and not in exclusion of any other provisions for substitution, by law or otherwise.

        Section 22.2    Trustee's Fees.    Borrower shall pay all reasonable costs, fees and expenses incurred by Trustee and Trustee's agents and counsel in connection with the performance by Trustee of Trustee's duties hereunder and all such costs, fees and expenses shall be secured by this Security Instrument.

        Section 22.3    Certain Rights.    With the approval of Lender, Trustee shall have the right to take any and all of the following actions: (i) to select, employ, and advise with counsel (who may be, but need not be, counsel for Lender) upon any matters arising hereunder, including the preparation, execution, and interpretation of the Note, this Security Instrument or the other Loan Documents, and shall be fully protected in relying as to legal matters on the advice of counsel, (ii) to execute any of the trusts and powers hereof and to perform any duty hereunder either directly or through his/her agents or attorneys, (iii) to select and employ, in and about the execution of his/her duties hereunder, suitable accountants, engineers and other experts, agents and attorneys-in-fact, either corporate or individual, not regularly in the employ of Trustee, and Trustee shall not be answerable for any act, default, negligence, or misconduct of any such accountant, engineer or other expert, agent or attorney-in-fact, if selected with reasonable area, or for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for Trustee's gross negligence or bad faith, and (iv) any and all other lawful action as Lender may instruct Trustee to take to protect or enforce Lender's rights hereunder. Trustee shall not be personally liable in case of entry by Trustee, or anyone entering by virtue of the powers herein granted to Trustee, upon the Property for debts contracted for or liability or damages incurred in the management or operation of the Property. Trustee shall have the right to rely on any instrument, document, or signature authorizing or supporting an action taken or proposed to be taken by Trustee hereunder, believed by Trustee in good faith to be genuine. Trustee shall be entitled to reimbursement for actual expenses incurred by Trustee in the performance of Trustee's duties hereunder and to reasonable compensation for such of Trustee's services hereunder as shall be rendered.

        Section 22.4    Retention of Money.    All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by applicable law) and Trustee shall be under no liability for interest on any moneys received by Trustee hereunder.

        Section 22.5    Perfection of Appointment.    Should any deed, conveyance, or instrument of any nature be required from Borrower by any Trustee or substitute trustee to more fully and certainly vest in and confirm to the Trustee or substitute trustee such estates, rights, powers, and duties, then, upon request by the Trustee or substitute trustee, any and all such deeds, conveyances and instruments shall be made, executed, acknowledged, and delivered and shall be caused to be recorded and/or filed by Borrower.

        Section 22.6    Succession Instruments.    Any substitute trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed, or conveyance, become vested with all the estates, properties, rights, powers, and trusts of its or his/her predecessor in the rights hereunder with like effect as if originally named as Trustee herein; but nevertheless, upon the written request of Lender or of the substitute trustee, the Trustee ceasing to act shall execute and deliver any instrument transferring to such substitute trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and moneys held by such Trustee to the substitute trustee so appointed in the Trustee's place.

        Section 22.7    Trustee's Power of Sale (Texas).    Upon the occurrence of any Event of Default, Lender, at Lender's option, and without notice of intention to accelerate, notice of acceleration or notice of any kind or nature whatsoever, demand or presentment, all of which are hereby expressly waived by Grantor and any and all other parties liable with respect to the Debt or any part thereof, to the extent not prohibited by law, may declare the entire unpaid Debt (other than interest therein which has not yet accrued) immediately due and payable, whereupon it shall be so due and payable, and may exercise or invoke all rights and remedies granted hereunder or in any other instrument securing payment of or relating to the Debt and all rights and remedies available at law or in equity. Additionally, the following shall apply:

          (a)   Upon the occurrence of any Event of Default, Lender shall have the option, without declaring the entire Debt due, to proceed with foreclosure either through the courts or by directing Trustee to proceed as if under a full foreclosure, conducting the sale as hereinafter provided. Such sale may be made subject to the unmatured portion of the Note or other Debt without any effect thereon, but as to such unmatured portion of the Note or other Debt, this Security Agreement shall remain in full force and effect just as though no sale had been made under the provisions of this paragraph. In addition, several sales may be made hereunder without exhausting the right of sale for any unmatured portion of the Note or other Debt, it being the intention of the parties hereto to provide for a foreclosure and sale of the security for any matured portion of the Debt without exhausting the power to foreclose and to sell the security for any other portion of the Debt whether matured at the time or subsequently maturing.

          (b)   Upon the occurrence of any Event of Default, Borrower hereby authorizes and empowers Trustee, at any time thereafter, at the request of Lender (which request is hereby conclusively presumed), to sell at public sale the Property or any part thereof, or any interest therein, to the highest bidder, for cash, at the area of the county courthouse in which the Land (or any part thereof to be sold) is situated, as designated by the Commissioner's Court of such county as the area in which foreclosure sales are to take place, as evidenced by the designation of such area recorded in the real property records of the county in which the Land (or any part thereof to be sold) is situated, and, if no area is so designated, then in the area designated in the notice of sale as being the area for foreclosure sales to take place, between the hours of 10:00 a.m. and 4:00 p.m. of the first Tuesday of any month, after Trustee, or Trustee's agent, has given notice of the time, place and terms of said sale, and the property to be sold (such property in this paragraph (b) being called the "Posted Property"), by posting (or by having any person acting for Trustee post) for at least twenty-one (21) days preceding the date of the sale, written notice of the proposed sale at the courthouse door of said county in which the Posted Property is situated and as otherwise required by the applicable provisions of the Texas Property Code, as then amended. If the Posted Property is in more than one county, one such notice of sale shall be posted at the courthouse door of each county in which part of the Posted Property is situated and the Posted Property may be sold at the courthouse door of any one of such counties, and the notice so posted shall designate in which county the Posted Property shall be sold. In addition to such posting of notice, Trustee (or any person acting for Trustee), at least twenty-one (21) days preceding the date of the sale, shall file a copy of such written notice of the proposed sale in the office of the county clerk of the county in which the sale is to be made, and if the Posted Property is situated in more than one county, a copy of such written notice of sale shall be so filed in the office of the county clerk of each county in which any of the Posted Property is situated. In addition to such posting and filing of notice, Lender (or any person acting for Lender), at least twenty-one (21) days preceding the date of the sale, shall serve written notice of the proposed sale by certified mail on each debtor obligated to pay the Debt according to records of Lender and as otherwise required by the applicable provision of the Texas Property Code, as then amended. Service of such notice shall be completed upon deposit of the notice, enclosed in a postpaid wrapper, properly addressed to such debtor at said debtor's most recent address as shown by the records of Lender, in a post office or official depository under the care and custody of the United States Postal Service. The affidavit of any person having knowledge of the facts to the effect that such service was completed shall be prima facie evidence of the fact of service. Borrower agrees that no notice of any sale other than as set out in this paragraph need be given by Trustee, Lender or any other person. Borrower designates as Borrower's address for the purposes of such notice, the address set out in the first paragraph of the Security Instrument, and each other debtor, if any, obligated to pay the Debt agrees that such address shall likewise constitute such other debtor's address for such notice, unless a different address is designated by such other debtor; no change of such address or designation of a different address shall be binding on Lender until thirty (30) days after Lender has received notice of such change sent to Lender by certified mail postage prepaid, return receipt requested, addressed to Lender at the address for Lender set out in the first paragraph of the Security Instrument (or to such other address as Lender may have designated by notice given as above provided to Borrower and such other debtors). Any change of address of Lender shall be effective three (3) Business Days after written notice thereof addressed to Borrower and sent by regular United States mail, postage prepaid, has been deposited in the care and custody of the United States Postal Service. Borrower authorizes and empowers Trustee to sell the Posted Property, or any part thereof (which partial sale shall be governed by paragraph (g) below) or any interest therein, as an entirety or in parcels, by one sale or by several sales held at one time or at different times as the Trustee shall deem advisable at the time of sale, and to execute and deliver to the purchaser or purchasers thereof good and sufficient deed or deeds of conveyance thereof and bills of sale with covenants of general warranty binding on Borrower and Borrower's heirs, personal representatives, successors and assigns. Trustee making such sale shall receive the proceeds thereof and shall apply the same as follows: (i) Trustee shall pay, in addition to the attorneys' fees provided for in the Note, the reasonable expense of executing this trust, including a commission to Trustee of five percent (5%) of the gross proceeds of the sale; (ii) after paying such expenses, Trustee shall pay so far as may be possible the Debt (other than interest thereon which has not yet accrued), discharging first that portion of the Debt arising under the covenants or agreements herein contained and not evidenced by the Note; and (iii) Trustee shall pay the residue, if any, to Borrower, Borrower's respective heirs, personal representatives, successors or assigns. Payment of the purchase price to Trustee shall satisfy the obligation of the purchaser at such sale therefor, and such purchaser shall not be bound to look after the application thereof. Notwithstanding the foregoing, if any person or party other than the then owners of the Property shall notify Lender or Trustee of a claim to said sums or any part thereof prior to disbursement thereof by Trustee, then Trustee or Lender or both of them at their option, may interplead all or any part of said funds into a court of competent jurisdiction, and in such event, Lender and Trustee each shall be entitled to recover from such sums so deposited an amount equal to the attorneys' fees and other costs and expenses incurred by them or either of them, in connection with such proceeding, to the full extent permitted by all applicable laws.

          (c)   Borrower hereby ratifies and confirms any and all acts that Trustee shall do lawfully by virtue hereof. Borrower hereby agrees, on behalf of Borrower and Borrower's respective heirs, personal representatives, successors and assigns, that the recitals contained in any deed or deeds or other instrument executed in due form by any Trustee, acting under the provisions of this instrument, shall be prima facie evidence of the facts recited, and that it shall not be necessary to prove in any court, otherwise than by such recitals, the existence of the facts essential to authorize the execution and delivery of such deed or deeds or other instrument and the passing of title thereby, and all prerequisites and requirements of any sale or sales shall be conclusively presumed to have been performed, and all persons subsequently dealing with the Property purported to be conveyed by such deed or deeds or other instrument, including without limitation, the purchaser or purchasers thereof, shall be fully protected in relying upon the truthfulness of such recitals. Trustee, acting in accordance with the terms hereof, shall not be personally liable for any action taken pursuant hereto.

          (d)   Lender may bid, and being the highest bidder therefor, become the purchaser of any or all of the Property at any trustee's or foreclosure sale hereunder and shall have the right to credit the amount of the bid upon the unpaid amount of the Debt in lieu of cash payment.

          (e)   The purchaser at any trustee's or foreclosure sale hereunder may disaffirm any easement granted, or lease or other agreement made in violation of any provision of this Security Agreement, and may take immediate possession of the Property free from and notwithstanding the terms of, such grant of easement, lease or other agreement.

          (f)    Upon the occurrence of an Event of Default by Borrower as set out in Article 10, Lender may, without limitation of any other rights or remedies of Lender, exercise the rights and remedies set forth in Article 11 hereof.

          (g)   The sale or sales by the Trustee of less than the whole of the Property shall not exhaust the power of sale herein granted, and the Trustee is specifically empowered to make successive sale or sales, under such power, of such portion of or interest in the Property and in such order as Trustee may determine until the whole of the Property shall be sold; and if the proceeds of such sale or sales of less than the whole of such Property shall be less than the aggregate of the Debt and the expense of executing this trust, this Security Agreement shall remain in full force and effect as to the unsold portion of the Property just as though no sale or sales had been made; provided, however, that Borrower shall never have the right to require that the Property be sold, as an entirety or in parcels, but Lender shall have the right, as a matter of Lender's sole discretion, to request the Trustee to sell the Property as an entirety or to sell any portion of or interest in the Property. In addition, if any sale hereunder is not completed or is defective in the opinion of Lender, such sale shall not exhaust the power of sale hereunder, and Lender shall have the right to have a subsequent sale or sales to be made by the Trustee.

          (h)   In the event Trustee mails, files and/or posts the notices of foreclosure sale as required hereunder, Lender may decide not to proceed with a foreclosure sale on the date set forth in such notice, and such decision shall in no manner prevent Lender from directing the Trustee to give notice of a foreclosure sale, as provided herein, at any future date, nor effect a waiver of any of Lender's rights and remedies hereunder. Further, in the event a foreclosure sale is commenced hereunder by Trustee, Lender, at any time prior to the completion of such sale, may direct such Trustee to abandon the sale and may thereafter institute suit for foreclosure of any of the liens and security interests created by this Security Agreement. If Lender shall so elect to institute a suit for collection of the Debt or any part thereof and for foreclosure of the liens and security interests evidenced hereby, it is agreed further that Lender, at any time before entry of final judgment, may cause such suit to be dismissed and thereafter direct and require that Trustee proceed to sell the Property, or any part thereof, in accordance with the terms hereof, including but not limited to, the terms of paragraph (b) above and the terms of the Uniform Commercial Code, as herein provided.

          (i)    Each and all of the rights, powers and remedies hereunder are cumulative of and in addition to all other rights, powers and remedies herein contained or contained in any other instrument or document evidencing, securing or otherwise relating to the Debt or which Lender may have under all applicable laws. None of the terms and provisions hereof and no action or omission by or on behalf of Lender shall ever make Lender a trustee for, or otherwise create a trust, partnership or other fiduciary relationship between, Lender and Borrower.

        Section 22.8    Contractual Vendor's Lien.    The Note secured hereby represents funds advanced by Lender at the special instance and request of Borrower and used in payment of a portion of the purchase price for a portion of the Land, and Borrower hereby expressly confesses, recognizes and acknowledges a vendor's lien on the Land as security for payment of the Note.

        Section 22.9    Cross Default.    Borrower acknowledges that Lender is affiliated with AMEGY BANK NATIONAL ASSOCIATION ("ABNA"). Borrower may have loans from time to time with ABNA (the "ABNA Loans"), which may be secured by deeds of trust, pledges, assignments or security interests in assets of Borrower or its affiliates ("ABNA Pledged Assets"). By execution hereof, and for and in consideration of Lender making the loan evidenced by the Note, Borrower agrees that a default under the Note or this Deed of Trust shall be deemed a default under the ABNA Loans. Likewise, a default under the ABNA Loans shall be deemed a default hereunder. All collateral securing the Note shall also be deemed to secure the ABNA Loans and all ABNA Pledged Assets shall be deemed to secure the Note.

        IN WITNESS WHEREOF, this Security Instrument has been executed by Borrower the day and year first above written.

BORROWER:
GLOBAL GEOPHYSICAL SERVICES, INC., a Delaware corporation
By:	Craig Lindberg, Sr. Vice President & Chief Financial Officer

STATE OF TEXAS	§
§
COUNTY OF	§

        This instrument was acknowledged before me on the    day of March, 2006, by Craig Lindberg, Sr. Vice President & Chief Financial Officer of GLOBAL GEOPHYSICAL SERVICES, INC., a Delaware corporation, on behalf of said corporation.

Notary Public, State of Texas
My Commission Expires:

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